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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                   April 22, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             U. S. Trucking, Inc.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter





        Colorado                     33-9640-LA              68-0133692
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State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




    3125 Ashley Phosphate Road, Suite 128, North Charleston, S.C.  29418
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         Address of Principal Executive Office, Including Zip Code



                              (843) 767-9197
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            Registrant's Telephone Number, Including Area Code






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ITEM 5.  OTHER EVENTS.

     On April 22, 1999, U.S. Trucking, Inc. (the "Company") completed the acquisition of Prostar, Inc., a Mount Pleasant, South Carolina-based freight brokerage business which had approximately $6,250,000 in revenues during the year ended December 31, 1998.

     As consideration for the acquisition, the Company paid $300,000 in cash and issued a total of 200,000 restricted shares of the Company's common stock to the owners of Prostar.

     As of the closing, Prostar had approximately $450,000 in assets and approximately $470,000 in liabilities.

     Prostar specializes in delivering produce products throughout the continental United States for customers such as Meijer Inc., Bi-Lo Inc., Riverfront Groves Gifts, Nu Trans Cos. and Seald-Sweet Growers Inc. Prostar is equipped to handle the transportation of all types of commodities including refrigerated as well as dry-haul products.

     The Company expects to be able to combine Prostar's brokerage business with the Company's existing brokerage business, which should result in an increase in effectiveness. The addition of a national freight broker should also allow the Company to increase the volume of business from its west coast operations located in Grand Terrace, California.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER    DESCRIPTION                                LOCATION

 10.1     Merger Agreement and Plan of Reorgan-      Filed herewith
          ization by and among U.S. Trucking,        electronically
          Inc., Prostar Acquisition Corp., Faust
          Chitty, Lynn J. Land, and Prostar, Inc.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  U.S. TRUCKING, INC.


Dated: May 25, 1999               By:/s/ Danny Pixler
                                     Dan L. Pixler, President